                                                                   EXHIBIT 10.28

                             EMPLOYMENT AGREEMENT

     AGREEMENT made as of January 22, 1998, by and between American Tower Systems (Delaware), Inc., a Delaware corporation formerly known as American Tower Systems, Inc. ("ATSI"), and J. Michael Gearon, Jr., an individual resident of the State of Georgia ("Gearon");

     WHEREAS, ATSI and Gearon & Co., Inc., a Georgia corporation ("Gearco"), among others, are parties to an agreement and plan of merger, dated as of November 21, 1997 (the "Merger Agreement"), pursuant to which Gearco will merge with and into ATSI; and

     WHEREAS, Gearon is the principal stockholder and the chief executive officer of Gearco and it is a condition of ATSI's obligation to consummate the transactions contemplated by the Merger Agreement that Gearon shall enter into an employment agreement substantially in the form hereof;

     NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00), as a condition to the obligation of ATSI to consummate the transactions contemplated by the Merger Agreement, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do covenant and agree as follows:

     Section 1.  Term of Employment.  ATSI agrees to employ Gearon from the date
     ---------   ------------------
hereof until December 31, 2000 as an Executive Vice President of ATSI and the Chief Executive Officer of the division of ATSI which will continue the business heretofore conducted by Gearco (the "Gearon Division"). At the end of the initial term of employment, the period of employment will be automatically renewed for successive one (1) year terms, unless written notice to the contrary is given by ATSI to Gearon, or by Gearon to ATSI, at least three (3) months before the end of the initial term or any renewal thereof. Gearon represents and warrants to ATSI that he is not now under any obligations to any Person and has no investment or other interest which is inconsistent or in conflict with any provision of this Agreement, or which would prevent, limit or impair, in any way, the performance by him of any of the covenants or duties of his employment as herein set forth.

     Section 2.  Compensation.  ATSI agrees to pay Gearon for his services
     ---------   ------------
during the term of his employment hereunder at an annual rate of Two Hundred Thousand Dollars ($200,000) (the "Base Salary"), payable in accordance with standard ATSI practice, but in any event not less often than monthly, subject only to such payroll and withholding deductions as are required by Law. The Board of Directors shall review the Base Salary no less frequently than once a year and may, but shall not be obligated to, increase the Base Salary; provided, however, that in no event shall the Base Salary be reduced unless as part of an overall general reduction of all senior executive officers of ATSI and then only commensurate with such other reductions.

     Section 3.  Office and Duties.  Gearon shall have the usual duties of an
     ---------   -----------------
Executive Vice President of ATSI and shall be responsible, subject to the Board of Directors and the Chief Executive Officer and the Chief Operating Officer of ATSI, for participating in the management and direction of the business and operations of ATSI, shall perform all duties incident to such office and shall perform such specific other tasks, consistent with his position with ATSI, as may from time to time be assigned to him by the Board of Directors or the Chief Executive Officer or the Chief Operating Officer of ATSI. Gearon shall be responsible, subject to supervision by the Board of Directors and the Chief Executive Officer of ATSI, for the management and direction of the Gearon Division. Effective on the date hereof, Gearon shall be appointed a member of the Board of Directors of American Tower Systems Corporation, the parent of ATSI ("ATS"). Gearon shall devote substantially all of his business time, labor, skill, undivided attention and best ability to the performance of his duties hereunder in a manner which will faithfully and diligently further the business and interests of ATSI. During the term of his employment, Gearon shall not directly or indirectly pursue any other business activity which involves a Proscribed Activity or which unreasonably interferes with the performance of his duties and responsibilities hereunder. Gearon may serve on civic or other charitable boards or committees, and manage personal investments, so long as such activities do not involve a Proscribed Activity and do not interfere in any material respect with the performance of his duties and responsibilities hereunder. Gearon agrees that he will travel to whatever extent is reasonably necessary or desirable in the conduct of the business of ATSI and its Affiliates.

     Section 4.  Expenses.  Commencing on the date hereof, Gearon shall be
     ---------   --------
entitled to receive prompt reimbursement for all reasonable business expenses incurred by him on behalf of ATSI (in accordance with the policies and procedures established by the Board of Directors from time to time for ATSI's executive officers) in performing services hereunder during the term of his employment hereunder, provided that Gearon properly accounts therefor in accordance with ATSI's policies and procedures, including without limitation those relating to federal and state income tax matters.

     Section 5.  Vacation During Employment.  Gearon shall be entitled to such
     ---------   --------------------------
reasonable vacations as may be allowed by ATSI in accordance with general practices established from time to time for personnel similarly situated, but in any event not less than three (3) weeks during each twelve (12) month period, and shall also be entitled to all paid holidays given by ATSI to its personnel similarly situated.

     Section 6.  Additional Benefits.  Commencing on the date hereof, Gearon
     ---------   -------------------
shall, to the extent he is otherwise eligible, be entitled to participate in ATSI's stock option plan and in all group insurance programs or other fringe benefit plans which ATSI may from time to time in its sole and absolute discretion make available generally to its personnel, or for personnel similarly situated with ATSI or any of its subsidiaries, but ATSI shall not be required to establish or maintain any such program or plan, except as otherwise specifically provided in this Section. In the event ATSI adopts a stock purchase or other stock ownership plan or program, Gearon shall be entitled to participate in such plan or program on a level commensurate with his compensation and position with ATSI.

     Section 7.  Termination of Employment.  Notwithstanding any other provision
     ---------   -------------------------
of this Agreement, this Agreement may be terminated as follows:

          (a)  Cause.  By ATSI for Cause.
               -----

          (b)  Disability.  By ATSI in the event of Gearon's Disability.
               ----------

          (c)  Death.  Automatically in the event of Gearon's death.
               -----

          (d)  Good Reason.  By Gearon for Good Reason.
               -----------

          (e)  Expiration.  By ATSI or Gearon by notice given in accordance with
               ----------
     the provisions of Section 1.

          (f)  Other.  By ATSI other than for any of the reasons set forth in
               -----
     paragraphs (a), (b), (c) or (e) or by Gearon other than for any of the reasons set forth in paragraphs (d) or (e), upon not less than thirty (30) days' prior written notice.

     In the event of any termination of this Agreement pursuant to this Section or otherwise, anything in this Agreement to the contrary notwithstanding, ATSI shall not be liable to Gearon (or his legal representatives) pursuant to the provisions of this Agreement, except as follows:

          A.   Cause or Early Termination by Gearon. If ATSI shall terminate
               ------------------------------------
     Gearon's employment pursuant to the provisions of paragraph (a), or if Gearon shall terminate his employment pursuant to the provisions of paragraph (f), ATSI shall have no further obligations to Gearon under this Agreement, except with respect to the Base Salary and expense reimbursements through the date of such termination, such payments to be made in accordance with the applicable provisions of this Agreement.

          B.   Disability.  If ATSI shall terminate Gearon's employment pursuant
               ----------
     to the provisions of paragraph (b), (i) ATS shall pay Gearon (or his legal representative) any unpaid Base Salary and expense reimbursements through the date of termination and (ii) Gearon (or his legal representative) shall continue to receive the Base Salary for the month in which such termination occurs until the earlier to occur of (A) the end of the six-month period following the date of such termination or (B) such time as Gearon (or his legal representative) is entitled to receive benefits under any disability insurance carried by ATSI or any Affiliate for the benefit of Gearon, such payments to be made in accordance with the applicable provisions of this Agreement. Gearon shall be obligated, in the event of any cessation of his disability, to accept reemployment in a senior managerial position with ATSI if ATSI shall, in its sole and absolute discretion, offer such employment.

          C.   Death.  If Gearon's employment shall terminate pursuant to the
               -----
     provisions of paragraph (c), ATSI shall pay the legal representatives of Gearon an amount equal to (i) the Base Salary earned through the date of such termination and any unpaid expense reimbursements, and (ii) any death benefits payable to the legal representatives or beneficiaries of Gearon under any insurance carried by ATSI for the benefit of Gearon, including without limitation under any group insurance plan or program, such payment to be made in a single payment as promptly as practicable after the death of Gearon.

          D.   Good Reason or Early Termination by ATSI.  If Gearon shall
               ----------------------------------------
     terminate his employment pursuant to the provisions of paragraph (d), or if ATSI shall terminate Gearon's employment pursuant to the provisions of paragraph (f), ATSI shall pay Gearon an amount equal to the sum of (x) the Base Salary earned through the date of termination and any unpaid expense reimbursements, (y) additional compensation equal to any amount Gearon would have received (with respect to the year in which the termination occurs) under any and all incentive, bonus, and other special compensation plans and arrangements in which Gearon is a participant at the date of termination, multiplied by a fraction, the numerator of which is the number of days that have elapsed in such year through the date of termination, and the denominator of which is 365, and (z) additional compensation equal to the total Base Salary Gearon would have received (assuming the Base Salary as in effect on the date of such termination) for the greater of (A) the period from the date of termination through the remainder of his term of employment under this Agreement (but not to exceed, in any event, twelve
     (12) months), or (B) the six-month period following the date of termination. In addition, Gearon shall be entitled to participate in such medical, dental, disability, hospitalization, and life insurance plans in which Gearon is participating as of the date on which Gearon's employment is terminated for so long as Gearon is receiving any Base Salary pursuant to this Section 7.D. Payment of the foregoing amounts shall be made in accordance with the applicable provisions of this Agreement (which in the case of clause (z) shall mean the provisions of and at the times set forth in Section 2).

          E.   Expiration.  If the employment of Gearon shall terminate pursuant
               ----------
     to the provisions of paragraph (e), ATSI shall have no further obligations to Gearon under this Agreement, except with respect to (x) Base Salary earned through the date of such termination and any unpaid expense reimbursements, and (y) additional compensation equal to any amount Gearon would have received (with respect to the year in which the termination occurs) under any and all incentive, bonus, and other special compensation plans and arrangements in which Gearon is a participant at the date of termination, multiplied by a fraction, the numerator of which is the number of days that have elapsed in such year through the date of termination, and the denominator of which is 365, such payments to be made in accordance with the applicable provisions of this Agreement.

          F.   Tax Withholding.  Each amount paid pursuant to this Section 7
               ---------------
     shall be paid after deducting such payroll and withholding deductions as are required by Law.

          G.   Other Matters.  Anything in this Section or elsewhere in this
               -------------
     Agreement to the contrary notwithstanding, the provisions of Sections 8, 9 and 10 shall survive, in accordance with their respective terms and for the respective periods, if any, therein set forth, termination of the employment of Gearon pursuant to the provisions of this Section or otherwise, whether by ATSI, by Gearon, upon the expiration of the term of this Agreement in accordance with the provisions of Section 1, or otherwise.

     Section 8.  Disclosure and Assignment of Intellectual Property.  Gearon
     ---------   ---------------------------------------------------
shall promptly disclose to ATSI and any successor or assign, and grant to ATSI, and its successors and assigns (without any separate remuneration or compensation other than that received by him from time to time in the course of his employment) his entire right, title and interest throughout the world in and to all Intellectual Property. It is understood and agreed that Gearon has heretofore disclosed to ATSI, and assigned to it, all Intellectual Property now known to him over which he has any control. Gearon agrees to execute all appropriate patent applications securing all United States and foreign patents on all Intellectual Property, and to do, execute and deliver any and all acts and instruments that may be necessary or proper to vest all Intellectual Property in ATSI or its nominee or designee and to enable ATSI, or its nominee or designee, to obtain all such patents; and Gearon agrees to render to ATSI, or its nominee or designee, all such reasonable assistance as it may require in the prosecution of all such patent applications and applications for the reissue of such patents, and in the prosecution or defense of all interferences which may be declared involving any of said patent applications or patents, but the expense of all such assignments and patent applications, or all other proceedings referred to herein above, shall be borne by ATSI. Gearon shall be entitled to fair and reasonable compensation for any such assistance requested by ATSI or its nominee or designee and furnished by him after the termination of his employment.

     Section 9.  Confidentiality.  Gearon shall not, either during the period of
     ---------   ---------------
his employment with ATSI or thereafter, reveal or disclose to any person outside ATSI or use for his own benefit, without ATSI's specific prior written authorization, whether by private communication or by public address or publication or otherwise, any Confidential Information, except as required in the performance of his duties. All originals and copies of any Confidential Information, relating to the business of ATSI, however and whenever produced, shall be the sole property of ATSI, not to be removed from the premises or custody of ATSI (which shall include any ATSI office located in Atlanta, Georgia) without in each instance first obtaining prior written consent or authorization of ATSI, except as required in the performance of Gearon's duties. Upon the termination of Gearon's employment in any manner or for any reason, Gearon shall promptly surrender to ATSI all copies of any Confidential Information, together with any other documents, materials, data, information and equipment belonging to or relating to ATSI's business and in his possession, custody or control, and Gearon shall not thereafter retain or deliver to any other Person, any Confidential Information or any summary or memorandum thereof.

     Section 10.  Restriction.  ATSI intends to continue and expand the business
     ----------   -----------
heretofore conducted by Gearco and ATSI and in connection therewith ATSI has invested, and ATSI will in the future be required to invest, substantial sums of money, directly or indirectly, and as Gearon recognizes that ATSI, would be substantially injured by Gearon disclosing to others, or by Gearon using for his own benefit, any Intellectual Property or any other Confidential Information he has obtained or shall obtain as an employee of ATSI, or which he may now possess and which he has made available to ATSI, Gearon agrees that during the Restricted Period:

          (a) Neither he nor any member of his Immediate Family will be interested, directly or indirectly, as an investor in any other Entity, business or enterprise, other than American Tower Systems Corporation, the parent of ATSI, and its Subsidiaries, which does business or operates within the Covered Territory which is engaged in any Proscribed Activity (except as an investor in securities listed on a national securities exchange or actively traded over the counter so long as such investments do not exceed one percent (1%) of the outstanding securities of the issuer of the same class or issue); and

          (b) He will not, directly or indirectly, for his own account or as employee, officer, director, partner, trustee, principal, member, joint venturer, agent, adviser, consultant or otherwise, engage within or with respect to the Covered Territory, in any phase of any Proscribed Activity.

     Gearon further agrees that during the Restricted Period, he will not, directly or indirectly, (i) solicit business within the Covered Territory, other than on behalf of ATSI, its Affiliates or any of their respective successors or assigns, for a Proscribed Activity from any Person, business or enterprise which is, or proposes to be, a customer of ATSI, its Affiliates or any of their respective successors or assigns, or from any Person, business or enterprise with which ATSI, its Affiliates or any of their respective successors or assigns is negotiating or holding discussion or to which it has made a proposal, (ii) induce any such Person, business or enterprise not to undertake, or to curtail or cancel, business with ATSI, its Affiliates or any of their respective successors or assigns, (iii) induce or attempt to induce any employee of ATSI, its Affiliates or any of their respective successors or assigns to terminate his or her employment therewith, or (iv) divulge or utilize for the direct or indirect benefit (financial or other) of himself or any other Person, business or enterprise, other than ATSI, its Affiliates or any of their respective successors or assigns, any Intellectual Property or any other Confidential Information he has obtained or shall obtain as an employee of ATSI, or which he may now possess and which he has made available to ATSI.

     This Agreement shall be deemed to consist of a series of separate covenants, one for each line of business carried on by ATSI and each region included within the geographic areas referred to in this Section. Gearon and ATSI are of the belief that the Restricted Period, the Proscribed Activity and the Covered Territory herein specified are reasonable, in light of the circumstances as they exist on the date upon which this Agreement has been executed, including without limitation the nature of the business in which ATSI is engaged and proposes to engage, the state of its product development and Gearon's knowledge of such business and his prior affiliations with and interest in ATSI. However, if such period, activity or area should be adjudged unreasonable in any Legal Action, then the Restricted Period shall be reduced by such period of time, the Proscribed Activity shall be reduced by such activities, or the Covered Territory shall be reduced by such area, or any combination thereof, as are deemed unreasonable, so that this covenant may be enforced in such area, with respect to such activities and during such period of time as is adjudged to be reasonable.

     Section 11.  Assignment; Successors and Assigns.  In the event that ATSI
     ----------   ----------------------------------
shall be merged with, or consolidated into, any other Entity, or in the event that it shall sell and transfer substantially all of its assets to another Entity, the terms of this Agreement shall inure to the benefit of, and be assumed by, the Entity resulting from such merger or consolidation, or to which ATSI's assets shall be sold and transferred and ATSI may assign its rights and remedies hereunder to any bank or other financial institution which has loaned funds or otherwise extended credit to it. This Agreement shall not be assignable by Gearon, but it shall be binding upon, and to the extent provided in Section 7 shall inure to the benefit of, his heirs, executors, administrators and legal representatives. Nothing in this Agreement expressed or implied is intended to and shall not be construed to confer upon or create in any Person (other than the parties hereto and their permitted successors and assigns) any rights or remedies under or by reason of this Agreement, including without limitation any rights to enforce this Agreement, except as otherwise provided in Section 7.

     Section 12.  Specific Performance; Other Rights and Remedies.  Gearon
     ----------   -----------------------------------------------
recognizes and agrees that ATSI's remedy at law for any breach of the provisions of this Agreement, including without limitation Sections 8, 9 or 10, would be inadequate, and he agrees that for breach of such provisions, ATSI shall, in addition to such other remedies as may be available to it at law or in equity or as provided in this Agreement, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by Law. Each party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Without limiting the generality of the foregoing, in the event of a breach or threatened breach by Gearon of the provisions of this Agreement, ATSI shall be entitled to an injunction restraining Gearon from soliciting employees, customers or suppliers, or from disclosing, in whole or in part, any Confidential Information, or from rendering any services to any Person to whom such information has been disclosed, from engaging, participating or otherwise being connected with any business described in Section 10 or from otherwise violating the terms of this Agreement. Nothing herein contained shall be construed as prohibiting ATSI from pursuing any other remedies available to it or them for such breach or threatened breach, including without limitation the recovery of actual damages from Gearon. The rights and remedies of the parties under this Agreement are cumulative and are not in lieu of, but are in addition to, any other rights and remedies which the parties shall have under or by virtue of any Applicable Law, or any other agreement or obligation between the parties or any of them.

     Section 13.  Definitions.  Capitalized terms used in this Agreement which
     ----------   -----------
are not defined herein and are defined in the Merger Agreement shall have the meaning prescribed therefor in the Merger Agreement. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. References to "hereof", "herein" or similar terms are intended to refer to this Agreement as a whole and not a particular Section, and references to "this Section" are intended to refer to this entire Section and not a particular subsection thereof. The term "any party" shall, unless the context otherwise requires, refer to Gearon and ATSI. As used herein, unless the context otherwise requires, the following terms shall have the respective meanings set forth herein.

     "Affiliate", when used with respect to any Person, shall mean (a) any other
      ---------
Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, (b) any other Person of which such Person at the time owns, or has the right to acquire, directly or indirectly, five percent (5%) or more on a consolidated basis of the equity or beneficial interest, (c) any other Person which at the time owns, or has the right to acquire, directly or indirectly, five percent (5%) or more of any class of the capital stock or beneficial interest of such Person, (d) any executive officer or director of such Person, and (e) when used with respect to an individual, shall include a spouse, any ancestor or descendant, or any other relative (by blood, adoption or marriage), within the third degree of such individual any member of such individual's Immediate Family. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power to direct or cause the direction of the management or policies of such Person or the disposition of its assets or properties, whether by stock, equity or other ownership, by contract, arrangement or understanding, or otherwise.

     "Cause" shall mean Gearon's
      -----

          (a) willful or gross failure or refusal to perform, or any willful or gross misconduct in the performance of, any significant portion of his obligations, duties and responsibilities under this Agreement, which (i) is incapable of cure, or (ii) has not been cured or remedied as promptly as is reasonably possible (and in any event within thirty (30) days) after written notice from the Board of Directors of ATSI to

               Gearon specifying in reasonable detail the nature of such failure, refusal or misconduct, or

          (b) material breach of the provisions of Section 8, 9 or 10 which (i) is incapable of cure, or (ii) has not been cured or remedied promptly (and in any event within thirty (30) days) after written notice from the Board of Directors of ATSI to Gearon specifying in reasonable detail the nature of such breach, or

          (c) act or acts of dishonesty in connection with his employment intended by Gearon to result in substantial personal enrichment, or

          (d) commission a crime involving moral turpitude or which otherwise materially and adversely affects ATSI or its business or reputation.

     "ATSI" is defined in the preambles of this Agreement and shall, for the
      ----
purposes of Sections 8, 9 and 10, include all Affiliates of ATSI, and, in each case, their respective successors and assigns.

     "Confidential Information" shall mean any and all information (excluding
      ------------------------
information which (i) has been or is obtained by Gearon from a source independent of ATSI or Gearco and is not specifically related to the activities conducted by ATSI (in contrast to the general nature of owning, operating or acquiring communications sites or towers), (ii) is or becomes part of, the public domain other than as a direct or indirect result of any breach by Gearon of Section 9 of this Agreement, or (iii) is independently developed by Gearon without reliance in any way on information provided by ATSI or Gearco and is not specifically related to the activities conducted by ATSI (in contrast to the general nature of owning, operating or acquiring communications sites or towers)) related to the business or businesses of ATSI, any Affiliate of ATSI or any of their respective successors or assigns, including without limitation:

     (a) the whole or any portion or phase of any business plans, financial information, purchasing data, tenant or landlord data, accounting data, or computer programs (including source and object codes), tapes, discs, data, software or other information;

     (b) the whole or any portion or phase of any marketing or sales information or technique, sales records, tenant lists, landlord or supplier lists, prospective site lists, prices, sales projections or other listings of names, addresses, or telephone numbers, or other lease or sales information;

     (c) the whole or any portion or phase of any employee payroll, fringe benefit, salary, bonus, commission or other form of compensation information and all employee personnel information, including information relating to performance evaluations, discipline, employee conduct, complaints and other matters relating to employment of any Person; and

     (d)  Intellectual Property;

whether or not any of the foregoing has been made, developed and/or conceived by Gearon or by others in the employ of any such Person.

     "Covered Territory" shall mean any geographic area or areas in the United
      -----------------
States or Canada or any other country in which ATSI or any Affiliate of ATSI or any of their respective successors or assigns engages or has engaged in business activity within twelve (12) months of the time of the enforcement this Agreement and for which Gearon has, or at such time had, significant responsibility.

     "Disability" or "Disabled" shall mean a condition (mental or physical or
      ----------      --------
both) which, in the good faith judgment of the Board of Directors of ATSI, renders Gearon, in his capacity as an executive officer of ATSI, and by reason of incapacity (mental or physical or both) unable to perform properly his duties as such executive officer of ATSI for a period of not less than six (6) months during any twenty-four (24) month period.

     "Gearon" is defined in the preambles of this Agreement.
      ------

     "Good Reason" shall mean:
      -----------

     (a) the assignment to Gearon of any duties inconsistent in any material respect with his position, authority, duties or responsibilities as contemplated in Section 3 or any other action by ATSI which results in a diminution, in any material respect, in such position, authority, duties or responsibilities; or

     (b) a material reduction in Gearon's Base Salary or in the extent of Gearon's entitlement to the expenses, fringe benefits or perquisites referred to in this Agreement, the result of which is to place Gearon in a materially less favorable position as to such compensation, participation or entitlement, compared to other employees of ATSI and its subsidiaries of similar stature and position; or

     (c) any other failure by ATSI to comply in any material respect with any material provision of this Agreement; or

     (d) any requirement by ATSI for Gearon to move more than fifty (50) miles from his residence as of the date hereof, without his prior consent; or

     (e) any failure by ATS to nominate Gearon for re-election as a member of the Board of Directors of ATS, so long as Gearon continues to hold, directly or indirectly, not less than twenty-five percent (25%) of the shares of ATS common stock received pursuant to the provisions of
          Section 3.1(b)(ii) of the Merger Agreement;

which (i) is incapable of cure, or (ii) has not been cured or remedied promptly (and in any event within thirty (30) days) after written notice to the Board of Directors of ATSI or ATS, as applicable, from Gearon specifying in reasonable detail the nature of such assignment, action, reduction or failure.

     "Immediate Family" shall mean spouses and minor children, whether related
      ----------------
by blood or by marriage.

     "Intellectual Property" shall mean the following, but solely and
      ---------------------
exclusively to the extent they relate to a Proscribed Activity, and not otherwise: any and all research, information, inventions, designs, procedures, developments, discoveries, improvements, patents and applications therefor, trademarks and applications therefor, copyrights and applications therefor, trade secrets, drawings, plans, systems, methods, specifications, computer software programs, tapes, discs and related data processing software (including object and source codes) owned by Gearon or in which he has an interest and all other manufacturing, engineering, technical, research and development data and know-how made, conceived, developed and/or acquired by Gearon solely or jointly with others during the period of his employment with ATSI, which relate to the manufacture, production or processing of any products developed or sold by ATSI during the term of this Agreement or which are within the scope of or usable in connection with ATSI's business as it may, from time to time, hereafter be conducted or proposed to be conducted.

     "Law" shall mean any (a) administrative, judicial, legislative or other
      ---
action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ of any Authority, domestic or foreign; (b) the common law, or other legal or quasi-legal precedent; or (c) arbitrator's, mediator's or referee's award, decision, finding or recommendation; including, in each such case or instance, any interpretation, directive, guideline or request, whether or not having the force of law including, in all cases, without limitation any particular section, part or provision thereof.

     "Proscribed Activity" shall mean any and all activities related to the
      -------------------
ownership and/or operation of communications towers or sites, or the acquisition or management of communications towers or sites for third parties.

     "Restricted Period" shall mean the period commencing on the date of this
      -----------------
Agreement and ending  as follows:

          (a) in the event Gearon's employment with ATSI is terminated (i) by Gearon pursuant to paragraph (d) of Section 7 or (ii) by ATSI other than pursuant to paragraphs (a) or (e) of Section 7 -- six (6) months after the effective date of such termination; or

          (b) in the event Gearon's employment with ATSI is terminated (i) by Gearon for any reason other than pursuant to paragraphs (d) or (e) of
     Section 7 or (ii) by ATSI pursuant to paragraph (a) of Section 7 -- eighteen (18) months after the effective date of such termination; or

          (c) in the event Gearon's employment with ATSI is terminated because this contract is not renewed pursuant to the provisions of Section 1, six
     (6) months after the effective date of such termination.

     Section 14.  Expenses.  Each party shall pay its own expenses incident to
     ----------   --------
the negotiation, preparation, performance and enforcement of this Agreement (including all fees and expenses of its counsel, accountants and other consultants, advisors and representatives for all activities of such persons undertaken pursuant to this Agreement), except to the extent, if any, otherwise specifically set forth in this Agreement.

     Section 15.  Entire Agreement.  This Agreement (which term, unless the
     ----------   ----------------
context otherwise specifically requires, includes any exhibits or schedules hereto and all agreements, instruments, other documents and certificates delivered pursuant hereto or thereto) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements, covenants, promises, conditions, understandings, inducements, representations and negotiations, expressed or implied, oral or written, between them as to such subject matter.

     Section 16.  Waivers; Amendments.  Anything in this Agreement to the
     ----------   -------------------
contrary notwithstanding, amendments to and modifications of this Agreement may be made, required consents and approvals may be granted, compliance with any term, covenant, agreement, condition or other provision set forth herein may be omitted or waived, either generally or in a particular instance and either retroactively or prospectively with, but only with, the written consent of the party entitled to the benefit thereof. No delay on the part of any party at any time or times in the exercise of any right or remedy shall operate as a waiver thereof. Any consent may be given subject to satisfaction of conditions stated therein. The failure of a party hereto at any time or times to insist upon strict compliance with any term, covenant, agreement, condition or other provision or to exercise any right or remedy with respect to such failure or to require performance of any thereof shall in no manner affect its right at a later time to enforce the same or constitute a waiver of any such term, covenant, agreement, condition or other provision or any breach or default in connection therewith. The waiver of any covenant, term, condition or other provision thereof or default thereunder shall not affect or alter this Agreement in any other respect, and each and every covenant, term, condition or other provision of this Agreement shall, in such event, continue in full force and effect, except as so waived, and shall be operative with respect to any other then existing or subsequent default in connection therewith.

     Section 17.  Notices.  All notices and other communications which by any
     ----------   -------
provision of this Agreement are required or permitted to be given shall be given in writing and shall be (a) mailed by first-class or express mail, postage prepaid, (b) sent by telex, telegram, telecopy or other form of rapid transmission, confirmed by mailing (by first class or express mail, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or (c) personally delivered to the receiving party (which if other than an individual shall be an officer or other responsible party of the receiving party). All such notices and communications shall be mailed, sent or delivered as follows: (i) in the case of ATSI, at the addresses and to the persons (including copies) set forth in the Merger Agreement; and (ii) in the case of Gearon, at the addresses and to the persons (including copies) set forth in the Merger Agreement, and/or to such other person(s), telex or facsimile number(s) or as the party to receive any such communication or notice may have designated by written notice to the other parties. A notice delivered in person shall be deemed delivered when given; a notice sent by mail shall be deemed delivered on the earlier of the date of receipt or refusal to accept or the third business day after it has been mailed; a notice sent by telex, telegram, telecopy or other form of rapid transmission shall be deemed delivered when receipt of such transmission is acknowledged or other evidence of receipt is evident; provided, however, that the failure to deliver a copy of any such notice or other communication to the person(s) designated to receive copies shall not affect the validity, force or effect of any notice or other communication or subject a person so failing to deliver a copy to any liability.

     Section 18.  Severability.  If any provision of this Agreement shall be
     ----------   ------------
held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

     Section 19.  Counterparts.  This Agreement may be executed in several
     ----------   ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding upon all the parties hereto. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

     Section 20.  Section Headings.  The headings contained in this Agreement
     ----------   ----------------
are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     Section 21.  Further Acts.  Each party agrees that at any time, and from
     ----------   ------------
time to time, before and after the consummation of the transactions contemplated by this Agreement, it will do all such things and execute and deliver all such agreements, assignments, instruments, other documents and assurances, as any other party or its counsel reasonably deems necessary or desirable in order to carry out the terms and conditions of this Agreement and the transactions contemplated hereby or to facilitate the enjoyment of any of the rights created hereby or to be created hereunder.

     Section 22.  Governing Law.  The validity, interpretation, construction and
     ----------   -------------
performance of this Agreement shall be governed by the applicable laws of the United States of America and the domestic substantive laws of the State of New York without giving effect to any choice or conflict of laws provision or rule that would cause the application of domestic substantive laws of any other jurisdiction.

     Section 23.  Consultation with Counsel; No Representations.  Gearon agrees
     ----------   ---------------------------------------------
and acknowledges that he has had a full and complete opportunity to consult with counsel of his own choosing concerning the terms, enforceability and implications of this Agreement, and that ATSI has made no representations or warranties to him concerning the terms, enforceability or implications of this Agreement other than as are reflected in this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the date first above written.

                                        American Tower Systems (Delaware), Inc.


                                        By:_____________________________________
                                          Name:
                                          Title:


                                        ________________________________________
                                        J. Michael Gearon, Jr.